UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Stanley Black & Decker, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Online Go to www.envisionreports.com/SWK or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 7:00 a.m., Eastern Daylight Time, on April 17, 2020.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Stanley Black & Decker, Inc. Annual Meeting to be Held on April 17, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/SWK

Easy Online Access — View your proxy materials and vote.
Step	1:	Go to www.envisionreports.com/SWK.
Step	2:	Click on Cast Your Vote or Request Materials.
Step	3:	Follow the instructions on the screen to log in.
Step	4:	Make your selections as instructed on each screen for your delivery preferences.
Step	5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 7, 2020 to facilitate timely delivery.

                    0375CB

Shareholder Meeting Notice

Stanley Black & Decker, Inc.’s Annual Meeting of Shareholders will be held on April 17, 2020 at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053, at 9:30 a.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR each nominee listed and FOR Proposals 2 and 3.
1.	Election of Directors. Nominees are:
1.	Andrea J. Ayers	7.	Michael D. Hankin
2.	George W. Buckley	8.	James M. Loree
3.	Patrick D. Campbell	9.	Dmitri L. Stockton
4.	Carlos M. Cardoso	10.	Irving Tan
5.	Robert B. Coutts
6.	Debra A. Crew

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.
3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2020 fiscal year.

The Board of Directors recommends a vote AGAINST Proposal 4.
4.	To consider a shareholder proposal regarding action by written consent, if properly presented.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Please see the proxy statement for additional information on how to attend the meeting and vote in person.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.envisionreports.com/SWK. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send an email to investorvote@computershare.com with “Proxy Materials Stanley Black & Decker, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 7, 2020.